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                                                                    Exhibit 10.8


                            REVOLVING PROMISSORY NOTE

September 7, 2001                                                       $45,899


                  Jack Pearlstein ("MAKER"), hereby promises to pay to the order of DigitalNet Holdings, Inc. (the "COMPANY"), the aggregate unpaid principal amount of this Note, together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

                  This Note is the promissory note referred to in the Senior Management Agreement, dated as of September 7, 2001, by and among the Company, DigitalNet, Inc., a Delaware corporation, and Maker (the "MANAGEMENT AGREEMENT"). Sections 1(a)(i), 1(b)(ii) and 2(b) of the Management Agreement contain provisions for the issuance of this Note and increases and decreases of the principal amount hereunder upon the terms and conditions specified therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Management Agreement.

                  1. BORROWINGS UNDER NOTE. The date and amount of all loans made by the Company to the Maker hereunder, the date and amount of each payment of principal, and the date and amount of each payment of interest shall be noted by the Company on SCHEDULE I annexed hereto and made a part hereof, or on a continuation of such schedule attached hereto and made a part hereof; PROVIDED, HOWEVER, that the failure of the Company to make, or any error in making, any such notation shall not limit, expand or otherwise affect the obligations of the Maker hereunder or under the Management Agreement.

                  2. PAYMENT OF INTEREST. Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 5% per annum and (ii) the highest rate permitted by applicable law, compounded annually. Accrued interest shall be payable at such time as the principal of this Note becomes due and payable. The Company may note such interest on
SCHEDULE I annexed hereto provided that any failure to note such amount shall not change the obligation of the Maker to pay such amount.

                  3. PAYMENT OF PRINCIPAL ON NOTE.

                  (a) TERM. Subject to Section 3(b) below, the entire principal amount of this Note and all accrued interest thereon shall be due and payable on September ___, 2010.

                  (b) MANDATORY PREPAYMENTS. Upon the earlier of (i) a Liquidity Event or (ii) a Public Offering, Maker shall pay the entire principal amount then outstanding and any accrued interest to the Company. In addition, in the event Maker receives any net cash proceeds in connection with his ownership of the Reserved Stock, Maker shall prepay any amounts owed

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pursuant to this Note by applying all of such proceeds FIRST, to any accrued interest and SECOND, to any principal then outstanding.

                  (c) OPTIONAL PREPAYMENTS. Maker may, at any time and from time to time without premium or penalty, prepay all of the outstanding principal amount of the Note; provided that any prepayment will be accompanied by a payment of accrued interest on the portion being prepaid. A prepayment of less than all of the outstanding principal amount of the Note shall not relieve Maker of his obligation to make the payments on the Note pursuant to Sections 3(a) and 3(b) above.

                  (d) RIGHT OF OFFSET. The Maker shall be entitled to offset any amounts owed to the Maker by the Company, now existing or hereinafter arising, pursuant to and as set forth in Section 2 of the Management Agreement between the Company and the Maker, against any amounts payable under this Note. Following an Event of Default, the Company shall be entitled to offset any amounts owed to the Company by the Maker, now existing or hereinafter arising, pursuant to this Note against any amounts payable by the Company to the Maker pursuant to and as set forth in the Management Agreement between the Company and the Maker.

                  4. SECURITY.

                  (a) PLEDGE. The amounts due under this Note are secured by a pledge of shares of the Company's Common Stock under the terms of the Executive Stock Pledge Agreement of even date herewith between Maker and the Company, and the payment of the principal amount and accrued interest under this Note is subject to certain offset rights under the Management Agreement.

                  (b) RECOURSE. Notwithstanding anything herein or in any other agreement, instrument or other document to the contrary, the Maker shall be personally liable for the repayment of the indebtedness evidenced by this Note or for any claim of any kind based thereon or relating thereto to the extent of the first 50% of the amount of the Note. For the remaining 50% of the amount of the Note, the Lender shall be entitled to and shall look solely to the Pledged Shares (as defined in the Executive Stock Pledge Agreement of even date herewith between Maker and the Company) as its sole and exclusive remedy, including, without limitation, any cash or non-cash proceeds therefrom, for the repayment of the indebtedness evidenced by this Note and any other claim of any kind relating thereto or to the Executive Stock Pledge Agreement or arising hereunder or thereunder. The payment of the principal amount and accrued interest under this Note is subject to certain offset rights as set forth in Section 3(d) above.

                  5. EVENTS OF DEFAULT.

                  (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                           (i) Maker fails to pay when due, the full amount of any principal or interest payment, and such amount remains unpaid for 2 business days following receipt of written notice from the Company; or

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                           (ii) Maker makes an assignment for the benefit of
         creditors or admits in writing his inability to pay his debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any substantial part of Maker's assets, or commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (A) Maker by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

                  (b) CONSEQUENCES OF EVENTS OF DEFAULT. If an Event of Default has occurred the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the Company, and Maker shall immediately pay to the Company all amounts due and payable with respect to the Note.

                  Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Company may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

                  In the event that Maker fails to pay any amounts due hereunder when due, Maker shall pay to the Company, in addition to such amounts due, all costs of collection, including, without limitation, reasonable attorneys fees.

                  6. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the written consent of the Company.

                  7. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

                  8. PLACE OF PAYMENT. Payments of principal and interest are to be delivered to the Company at the following address:

                           DigitalNet Holdings, Inc.
                           6700A Rockledge Drive, Suite 525
                           Bethesda, MD 20817
                           Attention:  President and Chief Executive Officer


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or to such other address or to the attention of such other person as specified by prior written notice to Maker.

                  9. USURY LAWS. It is the intention of the Company and Maker to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Company resulting from an Event of Default, voluntary prepayment by Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Company either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.

                  10. GOVERNING LAW. This Note is made under and governed by the internal law, not the laws of conflicts, of the State of Delaware.


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                  IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date above.


                                                     /s/ JACK PEARLSTEIN
                                                     ---------------------------
                                                     JACK PEARLSTEIN


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